Exhibit 10.6

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K.

[*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Memorandum of Understanding

Shinji Noguchi (hereinafter referred to as “Seller”), MEDIROM Healthcare Technologies Inc. (hereinafter referred to as “Buyer”) and Japan Gene Medicine Corporation (hereinafter referred to as “Target Company”) have entered into the following Memorandum of Understanding in connection with the transfer of outstanding shares of the Target Company.

Article 1 (Purchase of shares of Target Company by Seller)

1.

Upon the transfer under the Share Transfer Agreement dated June 30, 2024 (hereinafter referred to as “STA”), if Buyer anticipates possibility of any of the following events, Buyer shall immediately notify Seller of it:

①	The net assets recorded in Buyer’s audited consolidated financial statements prepared under US-GAAP are negative for two consecutive fiscal years.
②	The net profit recorded in said financial statements is negative for two consecutive fiscal years.
③	Substantial changes in Buyer’s management have occurred.
2.

Upon the notice of the fact set forth in the preceding paragraph, if Seller decides that the event will not be cured within a reasonable period, Seller may acquire 101 shares of the Target Company owned by Buyer (hereinafter referred to as “Buyback”) at the market price (hereinafter referred to as “Buyback Value”), provided that Buyer has not consummated the Further Acquisition set forth in Article 2.

3.	In the event that Seller wishes to exercise the Buyback in the preceding paragraph, Seller shall give a notice to Buyer in writing or by email to the address designated by Buyer.
4.

The closing date in case of execution of the Buyback (meaning the execution date of payment for transfer and transfer of shares; hereinafter referred to as “Buyback Closing Date”) shall be, in principle, within four weeks of the date of the exercise set forth in the preceding paragraph but may be determined by discussion between Seller and Buyer.

5.

Upon the notice set forth in the preceding paragraph, Buyer shall transfer the Shares to Seller or a person designated by Seller (hereinafter referred to as “Buyback Transferee”) on the Buyback Closing Date, and Buyback Transferee shall promptly carry out procedures to receive these shares.

6.

With respect to other matters in connection with execution of the Buyback, a “Transfer Agreement concerning the Buyback” (tentative name) shall be executed separately and details shall be stipulated therein.

Article 2 (Notice of the Further Acquisition of Shares by Buyer)

1.

Following the transfer of shares of the Target Company under the STA, Buyer shall have the right (hereinafter referred to as “Priority Right”), the deadline for consummation of which shall be the end of June 2027, to receive from Seller 150 common shares of the Target Company owned by Seller (hereinafter referred to as “Shares”) before and prior to third parties, provided that Seller has not consummated the Buyback pursuant to Article 1.

2.

In the event Buyer intends to exercise the Priority Right set forth in the preceding paragraph, Buyer shall give a notice to Seller in writing or by email to the address designated by Seller no later than four weeks prior to the date of payment for the share transfer and the date of share transfer to take place pursuant to the Priority Right (hereinafter referred to as the “Priority Right Closing Date”).

3.

In the event Seller gives consent to the document set forth in the preceding paragraph, Seller shall give a notice to Buyer two weeks prior to the Priority Right Closing Date by means stipulated in Paragraph 2.

4.

In the event the notice has been made under Paragraph 2, Seller shall transfer the Shares to Buyer or a person designated by Buyer (hereinafter referred to as the “Preferred Transferee”), and the Preferred Transferee shall promptly carry out procedures to receive these Shares (hereinafter referred to as the “Further Acquisition”).

5.

In respect to other matters in connection with execution of the Further Acquisition, a “Transfer Agreement concerning the Further Acquisition” (tentative name) shall be executed separately and details shall be stipulated therein.

6.

In the event that the Preferred Transferee is set to be the Target Company and the acquisition of the Shares by the Target Company would violate the regulations under the Companies Act, the Target Company shall not be designated as the Preferred Transferee. If it becomes clear that the acquisition of the Shares by the Target Company would violate said regulations after Buyer has designated the Target Company as the Preferred Transferee, then Buyer may revoke such designation and redesignate Buyer as the Preferred Transferee.

7.	In the event that Buyer does not exercise the Priority Right, the following shall apply:
①

Seller is entitled to demand Buyer transfer all or part of the shares owned by Buyer to Seller or any third party designated by Seller. The transfer price in that case shall be the market value at the time of such demand and Buyer shall accept Seller’s demand.

②	Seller shall follow the means of notice set forth in Paragraph 2 when making a demand for such transfer.
③	Seller shall specify to Buyer a schedule of transfer, terms of transfer, name of transferee and other items and Buyer shall promptly proceed with the internal procedures.

Article 3 (Definitive Agreement)

Seller and Buyer or the Target Company shall promptly execute the Transfer Agreement concerning the Buyback, if Seller provides the notice set forth in Paragraph 3 of Article 1 and Buyer agrees, or the Transfer Agreement concerning the Further Acquisition, if Buyer provides the notice set forth in Paragraph 2 of Article 2 and Seller agrees, and this Memorandum of Understanding shall be terminated by execution of either of these definitive agreements.

Article 4 (Transfer Price in Further Acquisition)

The consideration for the Further Acquisition (hereinafter referred to as “Further Acquisition Price”) shall be the amount calculated as indicated below.

The adjusted EBITDA (defined as operating profit, adding back depreciation, amortization of goodwill and other intangible assets, and expenses related to transactions with MEDIROM group; hereinafter referred to as “EBITDA”), based on the Target Company’s financial report of the fiscal year ending December 31, 2026 included in the consolidated financial statements (US GAAP) released by the MEDIROM Group for the same term, multiplied by 6 (hereinafter referred to as “Multiplier”), minus the outstanding borrowings under bank loans as of the end of December 2026 (provided, however, that any bank financing provided for payment of the purchase price under the STA shall not be included in such outstanding borrowings), plus the account balance of cash and deposits as of the same date, and then multiplied by 150/500. However, if the EBITDA exceeds 930 million yen, the Multiplier shall be modified to 7. In addition, if the Target Company incurs initial investments, setup fees, or other similar fees in connection with initiation of new business after the execution of the STA and such fees are likely to temporarily have a negative effect on the EBITDA, Seller and Buyer shall discuss such matter before such new business starts.

Article 5 (Execution of Shares Acquisition)

1.	After execution of the Transfer Agreement concerning the Buyback prepared in accordance with the provisions of this Memorandum of Understanding, Buyer shall deliver to Seller all the shares that are subject of the transfer on the Buyback Closing Date, in exchange for receiving payment of the Buyback Value. In addition, the Target Company shall carry out procedures for updating the shareholders register of the Target Company in connection with such transfer.

2.

After execution of the Transfer Agreement concerning the Further Acquisition prepared in accordance with the provisions of this Memorandum of Understanding, Seller shall deliver to Buyer all the shares that are subject of the transfer on the Priority Right Closing Date, in exchange for receiving payment of the Further Acquisition Price. The Target Company shall carry out procedures for updating the shareholders register of the Target Company in connection with such transfer.

3.

The payment as set forth in each of the preceding paragraphs shall be made by means of wire transfer to the financial institution account designated separately by Seller or Buyer. The wire transfer fee shall be borne by the payer.

Article 6 (Conditions Precedent to Performance of Obligations by Seller)

Subject to the satisfaction of all the items listed below as of the Buyback Closing Date or the Priority Right Closing Date, Seller shall perform the obligations set forth in each item of this Memorandum of Understanding.

(1)	Buyer’s representations and warranties in their entirety set forth in Article 9 are true and accurate in material respects.
(2)

Buyer has performed or complied with the matters that are to be performed or complied with by no later than the implementation of the transfer of shares that are subject of the transfer pursuant to the Transfer Agreement concerning the Buyback and the Transfer Agreement concerning the Further Acquisition.

Article 7 (Conditions Precedent to Performance of Obligations by Buyer)

Subject to the satisfaction of all the items listed below as of the Buyback Closing Date or the Priority Right Closing Date, Buyer shall perform the obligations set forth in each item of this Memorandum of Understanding; provided, however, that if all the conditions below are not satisfied, Buyer may perform the obligations set forth in each item of this Memorandum of Understanding at its discretion.

(1)	Seller’s representations and warranties in their entirety set forth in Article 8 are true and accurate.
(2)

Seller has performed all the material obligations to be performed by the transfer date pursuant to the Transfer Agreement concerning the Buyback or the Transfer Agreement concerning the Further Acquisition.

(3)	The transfer of the relevant shares has been approved by resolution at the shareholders’ meeting of the Target Company.
(4)	Buyer has received all the documents set forth below from the Target Company:
(a)	Copy of the minutes of the shareholders’ meeting of the Target Company approving the transfer of the relevant shares (certified copy by the representative director of the Target Company).
(b)	Copy of the notice of approval for share transfer issued by the Target Company to Seller in connection with the transfer of the relevant shares.
(c)	A seal registration certificate of the Target Company (issued within 3 months)
(d)	Documents reasonably specified as necessary by Buyer.
(5)

Seller has performed or complied with the matters that are to be performed or complied with by no later than the implementation of the transfer of the relevant shares pursuant to the Transfer Agreement concerning the Buyback and the Transfer Agreement concerning the Further Acquisition.

Article 8 (Seller’s Representations and Warranties)

1.	Seller represents and warrants to Buyer that each of the items set forth in Attachment 1 is true and accurate as of the date of the execution of this Memorandum of Understanding, the execution date of the Transfer Agreement concerning the Buyback or the Transfer Agreement concerning the Further Acquisition, and the Buyback Closing Date or the Priority Right Closing Date (except that where a different date is indicated in Attachment 1, such date shall prevail).

2.

In the event it has turned out that Seller breaches or threatens to breach its representations and warranties or obligations under this Memorandum of Understanding or the definitive agreement, Seller shall immediately notify Buyer of that in writing.

3.

Buyer’s knowledge or ability to know facts constituting or likely to constitute a breach of Seller’s representations and warranties shall not affect any effect of Seller’s representations and warranties made by this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition or effect of remedies related thereto (including, but not limited to, failure to satisfy conditions precedent for fulfillment of the transfer of the relevant shares by Buyer, Seller’s or Buyer’s duty of compensation or indemnification, and Seller’s or Buyer’s right of termination).

Article 9 (Buyer’s Representations and Warranties)

1.

Buyer represents and warrants to Seller that each of the items set forth in Attachment 2 is true and accurate as of the date of the execution of this Memorandum of Understanding, the execution date of the Transfer Agreement concerning the Buyback or the Transfer Agreement concerning the Further Acquisition, and the Buyback Closing Date or the Priority Right Closing Date (except that where a different date is indicated in Attachment 2, such date shall prevail).

2.

In the event it has turned out that Buyer breaches or threatens to breach its representations and warranties or obligations under this Memorandum of Understanding or the definitive agreement, Buyer shall immediately notify Seller of that in writing.

3.

Seller’s knowledge or ability to know the fact constituting or likely to constitute a breach of Buyer’s representations and warranties shall not affect any effect of Buyer’s representations and warranties made by this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition or effect of remedies related thereto (including, but not limited to, failure to satisfy conditions precedent for fulfillment of the transfer of the relevant shares by Seller or Buyer, Seller’s or Buyer’s duty of compensation or indemnification, and Seller’s or Buyer’s right of termination).

Article 10 (Termination, etc.)

1.

Seller, Buyer, and Target Company shall not terminate this Memorandum of Understanding; provided, however, that if the STA is terminated or expires, notwithstanding the reason for the termination or expiration, this Memorandum of Understanding shall be terminated automatically.

2.

In the event of the occurrence of any of the following circumstances set forth below prior to the Buyback Closing Date or Priority Right Closing Date, Seller and Buyer may terminate this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition in their entirety by providing a written notice.

(1)	In the event of a material breach of the other party’s representations and warranties set forth in Articles 8 and 9.
(2)

In the event of a material breach of the other party’s obligations under this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and such breach is not cured by the day when two weeks have elapsed after being so demanded in writing.

(3)	In the event the other party has filed a petition for the commencement of proceedings for bankruptcy, civil rehabilitation, corporate reorganization, special liquidation, or the commencement of other legal insolvency proceedings.

(4)	In the event the transfer of the Shares has not been implemented by September 30, 2027, due to reasons not attributable to the other party．

3.

If this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition are terminated under this article, this article and Articles 11 through 17 shall remain effective.

Article 11 (Indemnification)

1.

In the event that Seller incurs damages, costs, or other losses (including claims from a third party, and including, to the extent reasonable, loss of profit, fees incurred from lawyers, certified public accountants, social insurance consultants and other external consultants; hereinafter referred to as “Damages, etc.”) in connection with any breach of Buyer’s representations and warranties set forth in Article 9 or breach of Buyer’s obligations under this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, or the Transfer Agreement concerning the Further Acquisition or the definitive agreement, Buyer shall compensate for or indemnify Seller from said Damages, etc.; provided, however, that Buyer’s liability of compensation or indemnification set forth in this paragraph shall be extinguished after the one-year anniversary of the Buyback Closing Date or Priority Right Closing Date.

2.

In the event that Buyer or the Target Company incurs Damages, etc. in connection with any breach of Seller’s representations and warranties set forth in Article 8 or breach of Seller’s obligations under this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, or the Transfer Agreement concerning the Further Acquisition, Seller shall, jointly and severally, compensate for or indemnify Buyer from said Damages, etc.; provided, however, that Seller’s liability of compensation or indemnification set forth in this paragraph shall be extinguished after the one-year anniversary of the Buyback Closing Date or the Priority Right Closing Date.

3.	Unless otherwise expressly stipulated in the definitive agreement, the amount of the indemnity obligations liable to the other party under this article shall be up to 10,000,000 yen in aggregate.

Article 12 (Non-assignment of Rights and Obligations)

Seller and Buyer, without prior written consent of the other party, shall not transfer, create a security interest over, or dispose of in any way, their contractual status in this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquistion, or the rights and obligations in connection therewith, in whole or in part, to any third party.

Article 13 (Confidentiality)

1.

In connection with information related to the negotiation process of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, information obtained as confidential from the other party or the Target Company in the process of negotiation and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, the fact of the execution of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and the substance of each agreement, the transfer of the relevant shares, and any and all information pertaining to each agreement (hereinafter referred to as “Confidential Information” in this article), Seller and Buyer shall not use for any purpose other than the fulfillment of the objective of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, or disclose them to any third party without prior written consent from the other party, except for information stipulated in each of the following items.

(1)	Information which was already in the possession of the receiving party at the time of disclosure
(2)	Information which was already in the public domain at the time of disclosure
(3)	Information which has become part of the public domain after disclosure for reasons not attributable to the receiving party
(4)	Information which is independently developed by the receiving party without using the disclosing party’s confidential information
(5)	Information which is disclosed to the receiving party without an obligation of confidentiality by a duly authorized third party
(6)

Information which is requested to be disclosed by the receiving party based on laws and regulations, the rules of a financial instruments exchange, rules of the Securities Dealers Association, and any other stipulations equivalent thereto (including stipulations similar thereto in foreign countries); provided, however, that the receiving party who has received such request shall promptly notify the disclosing party of such fact.

(7)

Information to be disclosed by the receiving party to attorneys, certified public accountants, advisors, or relevant financial institutions to the minimum extent for the performance of the definitive agreement.

2.

Notwithstanding the provisions under the preceding paragraph, Buyer shall not bear confidentiality obligations set forth in Paragraph 1 regarding information related to the Target Company received from Seller or the Target Company.

3.

In the event of publicly disclosing the fact of the execution of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and implementation of the contemplated transactions in each agreement, Seller and Buyer shall implement public disclosure after holding consultations and agreeing regarding the content, timing, and method of disclosure. However, in cases where disclosure is mandatory by laws, regulations, or financial instrument exchange regulations, each party may implement public disclosure after holding consultations with the other party concerned regarding the content, timing, and method of disclosure.

Article 14 (Expenses)

Concerning all expenses incurred by Seller and Buyer for the execution of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, execution of the transfer of the relevant shares, and other expenses borne to fulfill the contractual obligations for this Memorandum of Understanding, the Transfer agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition (including remuneration and expenses for advisors), each party shall bear its respective expenses unless otherwise agreed.

Article 15 (Entire Agreement)

This Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition constitute the final and entire agreement between Seller and Buyer concerning the transfer of the relevant shares, and other subject matters of this Memorandum of Understanding, and the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and all agreements between the two parties concluded regarding such subject matter prior to the day of the execution of this Memorandum of Understanding shall become null and void by the execution of this Memorandum of Understanding unless otherwise stipulated in this Memorandum of Understanding.

Article 15 (Governing Law and Jurisdiction)

1.

This Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition shall be governed by and construed in accordance with the laws of Japan.

2.	Seller and Buyer agree that any disputes arising out of or related to this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition shall be submitted to the exclusive jurisdiction of the Tokyo District Court as the court of first instance regardless of the amount in controversy.

Article 16 (Good Faith Consultation)

Any doubt or uncertainty with respect to the interpretation of the provisions under this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and any matter not stipulated in this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition shall be resolved through good faith consultations between the two parties.

(Remainder intentionally left blank)

IN WITNESS WHEREOF, the parties have caused this Memorandum of Understanding to be executed in duplicate by placing their respective signatures and seals thereon, and each party shall retain one copy thereof.

June 30, 2024

Seller:	[*****]
Shinji Noguchi

Buyer:	Tradepia Odaiba 16th, 2-3-1 Daiba
Minato-ku, Tokyo
MEDIROM Healthcare Technologies Inc.
Kouji Eguchi, Representative Director

Attachment 1

Seller’s Representations and Warranties

(1)

Seller has the power and authority necessary to lawfully and effectively execute this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition and perform them.

(2)

This Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition have been lawfully and effectively executed by Seller, and, if lawfully and effectively executed by Buyer, shall constitute Seller’s obligations that are lawful, effective, and legally binding, and said obligations shall be enforceable against Seller in accordance with each of the provisions under this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition.

(3)

Seller’s execution and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition (a) will not violate any laws and regulations applicable to Seller, (b) will not constitute an event of default under any agreements, etc. to which Seller or the Target Company are the parties, and (c) will not contravene any judgments by judicial and administrative agencies.

(4)

Seller has lawfully and properly acquired permits and licenses necessary from judicial and administrative agencies up to that point in time for the execution of the transfer of the relevant shares and the execution and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and has lawfully and properly completed legal procedures such as reports and notifications to judicial and administrative agencies, all in accordance with the provisions of the laws and regulations concerned.

(5)

Seller is not insolvent and no filing for bankruptcy or civil rehabilitation proceedings or any legal insolvency proceedings equivalent thereto has been made against Seller, and no grounds for such filing exist.

(6)

Seller does not constitute an organization and is not a member of an organization, or an equivalent thereto, that collectively or habitually contributes to the promotion of illegal activities (hereinafter collectively referred to as “Anti-Social Forces”).

Attachment 2

Buyer’s Representations and Warranties

(1)	Buyer is a corporation duly organized and existing under the laws of Japan and has the power and authority necessary to implement its business activities currently underway.

(2)

Buyer has the power and authority necessary to lawfully and effectively execute this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition and perform them. The execution and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition are acts within the scope of the Buyer’s purpose, and Buyer has lawfully carried out all procedures necessary to conform to the laws, regulations, articles of incorporation, and Seller’s other internal regulations related to the execution and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition.

(3)

This Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition have been lawfully and effectively executed by Buyer, and if lawfully and effectively executed by Seller, shall constitute Buyer’s obligations that are lawful, effective, and legally binding, and said obligations shall be enforceable against Buyer in accordance with each of the provisions under this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition.

(4)

The execution and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition by Buyer (a) will not violate laws and regulations applicable to Buyer, (b) will not violate Buyer’s articles of incorporation and other internal regulations, (c) will not constitute an event of default under any agreements, etc. to which Buyer is a party concerned, and (d) will not contravene any judgments by judicial and administrative agencies.

(5)

Buyer has lawfully and properly acquired permits and licenses necessary up to that point in time for the execution of the transfer of the relevant shares and the execution and performance of this Memorandum of Understanding, the Transfer Agreement concerning the Buyback, and the Transfer Agreement concerning the Further Acquisition, and has completed procedures required by laws and regulations such as reports and notifications to judicial and administrative agencies, all in accordance with the provisions of the laws and regulations concerned.

(6)

Buyer is not insolvent and no filing for bankruptcy or civil rehabilitation proceedings or any legal insolvency proceedings equivalent thereto has been made against Buyer, and no grounds for such filing exist.

(7)

Buyer does not constitute Anti-Social Forces. Persons belonging to or having any relationship with Anti-Social Forces are not appointed as officers of Buyer, and such persons are not employed by Buyer, nor is there a plan for such employment in the future.